SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 22, 1998, by and among TREEV, Inc. (formerly, Network Imaging Corporation), a corporation organized under the laws of the State of Delaware (the "Company"), with headquarters located at 500 Huntmar Park Drive, Herndon, Virginia 20170 and Horace T. Ardinger, Jr., Ardinger Family Partnership, Baker Family Trust, and the Adkins Family Trust (the "Purchasers").

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

         B. Mr. Ardinger and the Company executed a final term sheet for Series N Preferred Stock on September 17, 1998, and the parties now wish to enter into a securities purchase agreement for 1,559,576 shares of the Company's Series N Convertible Preferred Stock, par value $.0001 per share (the "Series N Stock"), convertible into its common stock, par value $.0001 per share, of the Company (the "Common Stock"). The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the
"Certificate of Designation"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation are referred to herein as the "Conversion Shares". The Preferred Shares and the Conversion Shares are collectively referred to herein as the "Securities."

         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF THE SERIES N STOCK.

         a. Purchase of the Series N Stock. Upon execution of this Agreement, the Purchasers shall be deemed to have purchased from the Company, at a purchase price of $10,000,000 (the "Funds"), 1,559,576 shares of the Series N Stock. Purchasers agree that he shall same-day wire the Funds to the Company on September 22, 1998.

         b. Use of Proceeds. The Company agrees that the proceeds from the sale and purchase of the Series N Stock shall be used (i) to redeem all of the outstanding shares of the Series K and Series L Convertible Preferred Stocks and
(ii) for working capital needs.


         c. Shareholder Approval of the Issuance of the Series N Stock. The Company's common stockholders must approve the issuance of the Series N Stock to Purchasers. The Company agrees to use its best efforts to obtain such shareholder approval by December 31, 1998.


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         d.  Conversion  of the  Series  N Stock  into  Common  Stock.  Upon the approval of the Company's common stockholders of the issuance of the Series N Stock to Purchasers, the Series N Stock shall immediately convert to 15,595,760 shares of the Company's Common Stock and shall remain subject to the terms and conditions contained in this Agreement. The shares of Common Stock shall be distributed to the Purchasers as follows: 6,238,304 shares to H.T. Ardinger, Jr.; 6,238,304 shares to Ardinger Family Partnership; 1,559,576 shares to the Baker Family Trust; and 1,559,576 shares to the Adkins Family Trust.

         In the event that stockholders' approval is not obtained, the Company shall endeavor to again pursue the stockholders' approval. After the first attempt at obtaining stockholders' approval of the issuance of the shares whereby the stockholders do not approve the issuance of the shares and until such time as the stockholders do approve of the issuance of the shares to Purchasers, the Purchasers may convert a number of shares of the Series N Stock; provided however, that with the Purchasers' current stock ownership in the Company, that ownership does not exceed 19.99% of the outstanding shares of Common Stock of the Company.

2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES

         The Purchasers represent and warrant to the Company that:

         a. Investment Purpose. Purchasers are purchasing the Series N Stock for Purchasers' own accounts for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchasers understand that Purchasers must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities. Purchasers agree that any and all disposal(s) of the Securities shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         b. Accredited Investor. Each Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1993, as amended. Each Purchaser further acknowledges completion of a review of due diligence and disclosure materials provided by the Company and other information obtained independently. Purchasers further acknowledge that in making its decision to enter into this Agreement and purchase the Securities, it has relied on its own examination of the Company and the terms of, and, consequences of, holding the Securities.

         c. Governmental Review. Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         d. Transfer or Resale. Purchasers understand that the Securities have not been and are not being registered under the Securities Act or any state

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

securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
(iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as otherwise set forth herein.

         e. Legends. Purchasers understand that the Series N Stock and, until such time as the Conversion Shares have been registered under the Securities Act may be sold by Purchasers pursuant to Rule 144, the certificates for the Securities may bear a restrictive legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Purchasers agree to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchasers the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 and Purchasers shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144.

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

         f. Enforcement. This Agreement has been duly and validly executed and delivered on behalf of Purchasers and is a valid and binding agreement of Purchasers enforceable in accordance with their terms.


3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Purchasers that:

         a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement.

         c. Expenses. Except as otherwise provided in this Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

         d. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Series N Stock and issuance of the Conversion Shares in connection therewith and as otherwise required by the Certificate of Designation.

         e. Corporate Existence. So long as a Purchaser beneficially owns any of the Series N Stock, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Corporation shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Series N Stock as of the date of such transaction.

         f. Compliance with Certificate of Designation. The Company shall comply with all of the provisions contained in the Certificate of Designation.

4.       TRANSFER AGENT INSTRUCTIONS.

         a. The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchasers or its nominees, for the Conversion Shares in such amounts as specified from time to time by such Purchaser to the

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

Company upon conversion of the Series N Stock. To the extent and during the periods provided in Section 2(c) and 2(d) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(d) of this Agreement.


         b. The Company warrants that no instruction other than such instructions referred to in this Section 4, and stop transfer instructions to give effect to Section 2(c) hereof in the case of all of the Securities prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchasers' obligations and agreement set forth in Section 2(d) hereof to resell the Securities pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of applicable securities law.

         c. If a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Purchaser provides the Company with reasonable assurances that such Securities may be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser.

5.       REGISTRATION RIGHTS.

         The Company agrees that at any time it registers shares of common stock for any other party on Form S-3, it shall promptly notify Purchasers of such pending registration and shall undertake, upon the request of the Purchasers, to register the Conversion Shares. Purchasers shall notify the Company that it seeks to have the Conversion Shares registered within ten days of the Company's notification of a filing to the Purchaser.
Registration expenses shall be borne by the Company.

6.       LIQUIDATION PREFERENCE.

         The Series N Stock shall hold liquidation preference over the Common Stock. The Series N Stock shall rank junior to the Series A Convertible Preferred Stock until such time as the Company has effected the conversion of the Series A Convertible Preferred Stock, and shall be junior to the Series M Convertible Preferred Stock and Series M1 Convertible Preferred Stock until such time as the holder of the Series M and Series M1 Convertible Preferred Stock has converted to shares of the Company's common stock.

7.       WARRANT ISSUANCE.

         Upon execution of this Agreement, Purchasers shall receive warrants, pro rata, for the purchase of 500,000 shares of the Company's common stock at an

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

exercise price equal to the closing price for the common stock on September 16, 1998. All terms of the warrant shall be provided for in the Stock Purchase Warrant.

8.       RIGHT OF FIRST OFFER.

         The Company agrees that during the period beginning on the date hereof and ending September 22, 1999, the Company will not, without the prior written consent of Purchasers, contract with any party to obtain additional equity financing in any form (a "Future Offering") unless the Company shall have first delivered to Purchasers at least five (5) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing the Purchasers, an option during the five (5) business day period following delivery of such notice to purchase the shares included in the Future Offering on the same terms as contemplated by such Future Offering. This right of first offer shall not apply to any transaction involving issuances of securities as consideration for a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company or exercise of options by employees or directors. This right of first refusal also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering; (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof; (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees or directors; or (iv) the issuance of securities to an investment banking firm retained by the Company to perform business services to the Company.

9.       BOARD REPRESENTATION.

Upon execution of this Agreement, H.T. Ardinger, Jr., at his election, shall have either (i) a seat on the Company's Board of Directors or (ii) observation rights to attend or listen via conference call to the Company's Board of Directors' quarterly meetings. Such election must be made in writing addressed to James J. Leto, Chairman and Chief Executive Officer, TREEV, Inc., 500 Huntmar Park Drive, Herndon, Virginia 20170. If such an election is not made within thirty (30) days of this Agreement, the Purchaser shall be deemed to have elected observation rights to attend or listen via conference call to the Company's Board of Directors' quarterly meetings.

10.      GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia applicable to contracts made and to be performed in the State of Virginia. The Company and the Purchaser irrevocably consent to the exclusive jurisdiction of the United States federal courts located in the State of Virginia in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and

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

delivered to the other party.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:
                           TREEV, Inc.
                           500 Huntmar Park Drive
                           Herndon, Virginia 20170
                           Attn:  General Counsel's Office

         If to the Purchasers, to such address set forth under such Purchasers' name on the execution page hereto executed by the Purchasers.

         Each party shall provide notice to the other parties of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

         h. Survival. The Company agrees to indemnify and hold harmless the Purchaser for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

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

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

TREEV, Inc.

By:_________________________________

Name:_______________________________

Title:______________________________

PURCHASERS:


_________________________________________
Horace T. Ardinger, Jr.
ADDRESS: ________________________________



_________________________________________
Ardinger Family Partnership
ADDRESS: ________________________________



_________________________________________
Baker Family Trust
ADDRESS: ________________________________



_________________________________________
Adkins Family Trust
ADDRESS: ________________________________